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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


                                 August 21, 1997
                Date of Report (date of earliest event reported)


                               The Vantive Corporation
             (Exact name of Registrant as specified in its charter)


           Delaware                      0-26592               77-0266662
 (State or other jurisdiction of  (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)



                              2455 Augustine Drive
                              Santa Clara, CA 95054
                    (Address of principal executive offices)

      Registrant's telephone number, including area code:  (408) 982-5700


                                 Not Applicable
         (Former name or former address, if changed since last report)

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Item 9.  Sales of Equity Securities Pursuant to Regulation S

         On August 21, 1997, The Vantive Corporation (the "Registrant") sold an aggregate of $69,000,000 of convertible subordinated notes due 2002 (the "Notes") to certain qualified investors in the United States and outside the United States. The Notes have a 4-3/4% coupon, are convertible into the Registrant's common stock at $41.93 per share and have a five-year term. Of the Notes, $3,250,000 were sold to qualified investors outside the United States in reliance on Regulation S, Rule 144A or Section 4(2) pursuant to the Securities Act of 1933, as amended.

         In connection with the sale of the Notes, Deutsche Morgan Grenfell, Hambrecht & Quist and Robertson, Stephens & Company acted as the initial purchasers of the Notes and received total compensation therewith in the amount of $2,070,000.




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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 1997

                                               The Vantive Corporation


                                               By: /s/ Kathleen Murphy
                                                   -----------------------------
                                                   Kathleen Murphy
                                                   Chief Financial Officer





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